Exhibit 99.2

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements (including notes thereto) of Easterly Government Properties, Inc. (the “Company”) are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2017, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on March 1, 2018 and the consolidated financial statements for the nine months ended September 30, 2018, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the SEC on November 5, 2018.

On June 15, 2018, the Company, through wholly-owned subsidiaries of its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), entered into a purchase and sale agreement with affiliates of Saban Real Estate LLC, an unaffiliated third party, to acquire a portfolio of 14 properties (collectively, these 14 properties are referred to herein as the “portfolio properties”). On September 13, 2018, the Company completed the acquisition of eight of the portfolio properties (the “First Closing Properties”) and on October 16, 2018, the Company completed the acquisition of three of the remaining six portfolio properties (the “Second Closing Properties” and, together with the First Closing Properties, the “Acquired Properties”).

The Acquired Properties were acquired in asset acquisitions and consist of the following:

First Closing Properties

Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the Department of Veterans Affairs (VA) and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 239,331-square foot building is 96% leased.

TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% leased to the General Services Administration (GSA) for the beneficial use of the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 Federal Bureau of Investigation (FBI) field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, Drug Enforcement Agency (DEA), SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,760-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single GSA lease.

ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

Second Closing Properties

Courthouse - Charleston, SC

Courthouse - Charleston, an historic townhouse with a modern annex that, together with two adjacent federally-owned buildings, constitutes the federal judicial complex in Charleston. The original building dates to 1795 and was fully renovated in 1999 when the annex was constructed. The building, known as the Josiah House, contains three district judge courtrooms and four judges’ chambers. It is physically connected on the second floor to the J. Waties Waring Judicial Center. This 50,888-square foot federal courthouse is 100% leased.

VA - Baton Rouge, LA

VA - Baton Rouge, constructed in 2004, serves as a VA outpatient facility for Baton Rouge and the surrounding veteran population. This facility is one of two VA medical treatment facilities in Baton Rouge. Situated close to the largest private medical center in Louisiana, VA - Baton Rouge is 30,000-square feet in size and currently 100% leased to the VA.

DEA - Bakersfield, CA

DEA - Bakersfield is a build-to-suit facility that houses the Bakersfield Resident Office for the DEA’s San Francisco Division. This 9,800-square foot facility houses two holding cells, provides for secure and enclosed first floor parking and offers second story office space with secured rooms for weapons and drug storage. The facility was constructed in 2000 and is 100% leased.

The Acquired Properties had an aggregate purchase price of $278.7 million which was funded by the proceeds from the issuance of 7,226,756 shares of the Company’s common stock with a fair value of $139.1 million, borrowings of $106.3 million under the Company’s $150.0 million senior unsecured term loan facility, borrowings of $32.0 million under the Company’s $450.0 million senior unsecured revolving credit facility, a previously funded deposit of $1.1 million and closing prorations of $0.2 million.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented as if the acquisition of the Acquired Properties by the Company had occurred on January 1, 2017.

In management’s opinion, all adjustments necessary to reflect the acquisition of the Acquired Properties have been made.

The unaudited pro forma consolidated financial statements for the year ended December 31, 2017 and the nine months ended September 30, 2018 are not necessarily indicative of what the Company’s actual results of operations would have been assuming the transactions had occurred as of January 1, 2017, nor do they purport to represent the Company’s financial condition or results of operation for future periods.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2018

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Second Closing Properties	Company Pro Forma
	(A)	(B)
Assets
Real estate properties, net	$1,546,600	$30,791	$1,577,391
Cash and cash equivalents	6,922	—	6,922
Restricted cash	4,388	—	4,388
Deposits on acquisitions	7,225	(1,155)	6,070
Rents receivable	17,394	—	17,394
Accounts receivable	9,186	106	9,292
Deferred financing, net	2,636	—	2,636
Intangible assets, net	167,044	2,522	169,566
Interest rate swaps	6,958	—	6,958
Prepaid expenses and other assets	10,158	7	10,165
Total assets	$1,778,511	$32,271	$1,810,782
Liabilities
Revolving credit facility	33,000	31,962	64,962
Term loan facilities, net	248,413	—	248,413
Notes payable, net	173,752	—	173,752
Mortgage notes payable, net	210,388	—	210,388
Intangible liabilities, net	33,038	11	33,049
Accounts payable and accrued liabilities	38,618	298	38,916
Total liabilities	737,209	32,271	769,480
Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 60,818,841 shares issued and outstanding at September 30, 2018.	608	—	608
Additional paid-in capital	1,015,603	—	1,015,603
Retained (deficit)	12,241	—	12,241
Cumulative dividends	(123,282)	—	(123,282)
Accumulated other comprehensive income	6,089	—	6,089
Total stockholders' equity	911,259	—	911,259
Non-controlling interest in Operating Partnership	130,043	—	130,043
Total equity	1,041,302	—	1,041,302
Total liabilities and equity	$1,778,511	$32,271	$1,810,782

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)			(CC)
Revenues
Rental income	$99,967	$19,885	$27	(DD)	$119,879
Tenant reimbursements	11,658	2,030	—		13,688
Other income	758	415	—		1,173
Total revenues	112,383	22,330	27		134,740
Operating expenses
Property operating	21,563	4,961	—		26,524
Real estate taxes	11,773	2,889	—		14,662
Depreciation and amortization	45,331	—	10,554	(EE)	55,885
Acquisition costs	1,023	—	—		1,023
Corporate general and administrative	10,696	—	—		10,696
Total expenses	90,386	7,850	10,554		108,790
Operating income	21,997	14,480	(10,527)		25,950
Other expenses
Interest expense, net	(15,981)	—	(3,301)	(FF)	(19,282)
Net income (loss)	6,016	14,480	(13,828)		6,668
Non-controlling interest in Operating Partnership	(902)	—	(28)	(GG)	(930)
Net income (loss) available to Easterly Government Properties, Inc.	$5,114	$14,480	$(13,856)		$5,738
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.08				$0.09
Diluted	$0.08				$0.09
Weighted-average common shares outstanding
Basic	51,051,388				55,578,037
Diluted	52,600,858				57,127,507

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)			(CC)
Revenues
Rental income	$116,002	$28,198	$49	(DD)	$144,249
Tenant reimbursements	13,929	3,708	—		17,637
Other income	742	608	—		1,350
Total revenues	130,673	32,514	49		163,236
Operating expenses
Property operating	24,907	7,358	—		32,265
Real estate taxes	13,730	4,191	—		17,921
Depreciation and amortization	54,873	—	15,480	(EE)	70,353
Acquisition costs	1,493	—	—		1,493
Corporate general and administrative	12,900	—	—		12,900
Total expenses	107,903	11,549	15,480		134,932
Operating income	22,770	20,965	(15,431)		28,304
Other expenses
Interest expense, net	(17,071)	—	(4,677)	(FF)	(21,748)
Loss on the sale of operating property	(310)	—	—		(310)
Net income (loss)	5,389	20,965	(20,108)		6,246
Non-controlling interest in Operating Partnership	(941)	—	(7)	(GG)	(948)
Net income (loss) available to Easterly Government Properties, Inc.	$4,448	$20,965	$(20,115)		$5,298
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.11				$0.11
Diluted	$0.10				$0.11
Weighted-average common shares outstanding
Basic	39,607,740				46,834,496
Diluted	41,563,540				48,790,296

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2018 are as follows:

(A)

Reflects the unaudited consolidated balance sheet of Easterly Government Properties, Inc. as of September 30, 2018. This balance includes the acquisitions of the First Closing Properties, that closed on September 13, 2018.

(B)

Reflects the acquisition of the Second Closing Properties which closed on October 16, 2018. This acquisition was funded using borrowings of $32.0 million under the Company’s $450.0 million senior unsecured revolving credit facility. The following pro forma adjustments are necessary to reflect the initial allocation of the estimated purchase price of this acquisition. The allocation of purchase price shown in the table below is based on the Company’s best estimate and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Real estate properties, net
Land	$2,107
Building	28,655
Acquired tenant improvements	29
Total Real estate properties, net	$30,791
Intangible assets, net
In-place leases	$2,393
Acquired leasing commissions	90
Above market leases	39
Total Intangible assets, net	$2,522
Intangible liabilities, net
Below market leases	$(11)
Total Intangible liabilities, net	$(11)

2. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are as follows:

(AA)	Reflects the historical results of Easterly Government Properties, Inc. for the nine months ended September 30, 2018 (unaudited) and year ended December 31, 2017, respectively.
(BB)

Reflects the combined statement of revenues and certain expenses of the Acquired Properties for the period ended September 12, 2018 (unaudited) and year ended December 31, 2017, respectively. The nine months ended September 30, 2018 includes the operations of the First Closing Properties for the period from January 1, 2018 through September 12, 2018 and the operations of the Second Closing Properties for the period from January 1, 2018 through September 30, 2018. Operations of the First Closing Properties for the period from September 13, 2018 through September 30, 2018 are included in the Easterly Government Properties, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the Securities and Exchange Commission on November 5, 2018.

(CC)

The pro forma weighted average common shares outstanding are calculated as if 7,226,756 shares of the Company’s June 2018 underwritten public offering used to purchase the Acquired Properties had occurred on January 1, 2017.

(DD)	The pro forma adjustment for rental income represents straight-line rent adjustments and above/below market lease amortization assuming the Acquired Properties were acquired on January 1, 2017.
(EE)

The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming the Acquired Properties were acquired on January 1, 2017. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are amortized over the remaining life of the related leases.

(FF)

Reflects the additional estimated interest expense assuming the Acquired Properties were acquired on January 1, 2017. The table below provides a summary of interest-bearing debt used to finance the Acquired Properties:

	Fixed/ Floating	Interest Rate	Principal Balance
2018 term loan facility	Floating	3.34%	$106,264
Revolving credit facility	Floating	3.53%	$31,962
(GG)	Non-controlling interest in Operating Partnership is adjusted based on the additional pro forma earnings due to the acquisition of the Acquired Properties.